UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ	Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ	Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTM	NASDAQ	Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTL	NASDAQ	Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTZ	NASDAQ	Stock Market

9.125% Senior Notes due 2029	NYMTI	NASDAQ	Stock Market

9.125% Senior Notes due 2030	NYMTG	NASDAQ	Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

2025 Annual Meeting of Stockholders

On Thursday, June 12, 2025, New York Mortgage Trust, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). There were 68,337,163 shares of common stock of the Company present or represented by proxy at the Annual Meeting, constituting approximately 75.67% of the outstanding shares of common stock on April 17, 2025, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: To elect seven directors to the Company’s Board of Directors.

Name	For	Against	Abstain	Broker Non-Votes
Eugenia R. Cheng	51,511,160	1,313,374	229,443	15,283,186
Michael B. Clement	51,511,237	1,320,883	221,857	15,283,186
Audrey E. Greenberg	51,324,090	1,505,296	224,591	15,283,186
Steven R. Mumma	51,170,635	1,660,107	223,235	15,283,186
Steven G. Norcutt	50,778,730	2,054,338	220,909	15,283,186
Lisa A. Pendergast	51,299,694	1,529,965	224,318	15,283,186
Jason T. Serrano	51,523,089	1,322,408	208,480	15,283,186

At the Annual Meeting, all director nominees were duly elected. Each of the individuals named in the above table will serve as a director until the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

Proposal 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
50,840,821	1,801,297	411,859	15,283,186

At the Annual Meeting, stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. This advisory vote is commonly referred to as a “say-on-pay vote.”

Proposal 3: To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.

1 Year	2 Years	3 Years	Abstain
51,785,971	225,507	699,998	342,501

At the Annual Meeting, a majority of the votes cast on Proposal 3, which is commonly referred to as a “say-on-frequency vote,” were cast in favor of holding future say-on-pay votes annually. In light of the outcome of this advisory vote, the Board has determined that future say-on-pay votes will be submitted to stockholders annually until the next required say-on-frequency vote. The Company is required to conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation every six years.

Proposal 4: To ratify, confirm and approve the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
66,739,399	1,047,563	550,201	N/A

At the Annual Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Item 8.01. Other Events.

On June 12, 2025, the Board of Directors of the Company (the “Board”) unanimously reappointed Steven G. Norcutt to serve as Lead Independent Director. The Board also unanimously reappointed Steven R. Mumma to serve as Chairman of the Board.

On June 12, 2025, the Company issued a press release (the “Press Release”) announcing that the Board declared a regular quarterly cash dividend on the Company’s common stock for the quarter ending June 30, 2025. The Company also announced in the Press Release that the Board declared cash dividends on the Company’s 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, the Company’s 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, the Company’s 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock and the Company’s 7.000% Series G Cumulative Redeemable Preferred Stock for the dividend period that began on April 15, 2025 and ends on July 14, 2025.

A copy of the Press Release is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated as of June 12, 2025.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: June 12, 2025	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer